STOCK PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into as of this  30th day of June, 2014 by and between GOLDEN SPRING LIMITED, a Hong Kong limited liability company (the "Company"), JACOU KOON, (the "Seller") and HIPPO LACE LIMITED, a British Virgin Islands corporation (the "Buyer").

RECITALS:

WHEREAS, Seller owns of record and beneficially all of the outstanding shares of capital stock of the Company; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, all of the issued and outstanding shares of common stock of the Company (the "Shares").

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I TERMS OF PURCHASE AND SALE

1.1

Purchase and Sales of Shares of the Company.

On the Closing Date, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares for the purchase price specified herein. At the Closing, Seller shall deliver to Buyer certificates representing all of the Shares which are required to be delivered or are otherwise deliverable by Seller pursuant hereto, endorsed in blank for transfer, and Buyer shall deliver to Sellers the Purchase Price.

1.2

The Closing. The purchase and sale of the Shares shall take place at the offices of the Buyer at 10:00 am on  June 30, 2014, or at such other place and/or other date as the parties may mutually agree (the "Closing Date"). In no event shall the Closing Date be later than June 30, 2014.

1.3

Purchase Price. The purchase price (the "Purchase Price") for the shares shall be US$230,000, payable at the Closing through the issuance to Seller of a total of 2,300,000 shares of common stock of Studio II Brands, Inc., a Florida corporation which is the parent company of the Buyer.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants:

2.1 Corporate Existence of Company, Etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Hong Kong, has all requisite corporate

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power and authority to own or lease and operate its properties and to carry on its business as presently conducted. Attached as an exhibit is a complete and correct copy of the Company's Certificate of Incorporation, as amended to date, and the Company's By-Laws, as currently in effect. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

2.2 Capitalization. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, $0.128 par value per share, of which one (1) share (the “Shares”) is issued and outstanding and owned of record and beneficially by Seller. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable. The Company does not have outstanding any options, warrants, rights, calls, subscription, agreements, commitments or understandings of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any Shares or of any other capital stock of the Company or any securities convertible into, or other rights to acquire, any such Shares or other capital stock of the Company or (ii) obligates the Company or Seller to grant, offer or enter into any of the foregoing.

2.3 Title to Shares. The sale and delivery of the Shares to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ( "Encumbrances") (other than Encumbrances created by Buyer and restrictions on resales of the Shares under applicable securities laws).

2.4 Authority of Seller. Seller has all requisite power and authority to execute and deliver this Agreement and to perform her obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.5 Consents and Approvals. There is no authorization, consent order or approval of, or notice to or filing with, any governmental authority required to be obtained or given or waiting period required to expire as a condition to the lawful consummation by the Seller of the sale of the Shares pursuant to this Agreement.

2.6 Subsidiaries. The Company does not have any subsidiaries and does not own any equity ownership interest, directly or indirectly, in any person, corporation or other entity.

2.7 Financial Statements. Copies of the financial statements of the Company as of March 31, 2014, including the notes thereto (collectively the "Financial Statements"), are attached as Exhibits. Except as noted therein, the Financial Statements fairly present the financial position of the Company and its results of operations for the period ended March 31, 2014, in conformity with generally accepted accounting principles consistently applied for such period.

2.8 Liabilities. Except as otherwise disclosed in the Agreement or the Financial Statements attached hereto, the Company has no debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, except debts, obligations and liabilities that are fully reflected in, or reserved against on, the Financial Statements.

2.9 Absence of Certain Changes or Events. Except as otherwise contemplated by this Agreement, since March 31, 2014, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether covered by insurance or not); (b) any material change in the business, operations or financial condition of the Company; (c) any entry into any transaction, commitment or agreement (including without limitation any borrowing or capital expenditure) material to the Company; (d) any increase in the rate or terms of compensation payable or to become payable by the Company to its directors, officers or employees or any increase in the rate or terms of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees; (e) any sale, transfer or other disposition of any asset of the Company to any party, including Sellers, except for payment of third-party obligations incurred in the ordinary course of business in accordance with the Company's regular payment practices; or (f) any failure by the Company to pay its accounts payable or other obligations in the ordinary course of business consistent with past practice.

2.10 Title to Properties. Except as otherwise disclosed in the Agreement, the Company has good and marketable title to all of the assets and properties which it purports to own and which are reflected in the Financial Statements, free and clear of all Encumbrances, except for (a) liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) encumbrances which individually or in the aggregate do not materially and adversely affect the business, operations or financial condition of the Company and the Subsidiaries.

2.11 Taxes.  All income, franchise, excise, sales and use tax ( "Taxes") returns required to be filed with respect to the Company have been filed in a timely manner (taking into account all extensions of due dates), and the Company has paid, or has made sufficient provision for, or has set up adequate reserves for the payment of, all Taxes shown as due on such returns.

2.12 Compliance with Laws. The Company has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to its business.

2.13 Consents. No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

2.14 Licenses and Permits. The Company has all governmental licenses and permits and other governmental authorizations and approvals required for the conduct of its businesses as presently conducted.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows:

3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has all requisite corporate power and authority to carry on its business as it is now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.2 Corporate Power and Authority. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

3.3 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the

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giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Buyer is subject, (ii) violate any order, judgment or decree applicable to Buyer or (iii) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation or By-Laws of Buyer or any material agreement or other instrument to which Buyer or any of its subsidiaries is a party or by which any of them may be bound; except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

3.4 Investment Intent. Buyer is acquiring the Shares solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. Buyer acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares, provided that the foregoing shall not limit or otherwise affect the rights or remedies of Buyer hereunder with respect to the breach of any representations, warranties, covenants or agreements of Sellers contained herein.

3.5 Consents. Except as set forth herein, no consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Seller is required to obtain or make.

3.6 Litigation. Except as set forth in the Exhibit, there is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or, to Buyer's knowledge, orally threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

ARTICLE IV CERTAIN COVENANTS OF THE PARTIES

Seller and Company, on the one hand, and Buyer, on the other hand, hereby covenant to and agree with one another as follows:

4.1 Conduct of Business. Except as may be otherwise contemplated by this Agreement or except as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), between the date hereof and the Closing Date:

(a)

Seller will cause the Company to operate its business only in the ordinary course and to  maintain its properties, machinery and equipment in sufficient operating condition and repair to enable the Company to operate its business in the manner in which it was operated immediately prior to the date hereof; and

(b)

Seller will cause the Company not to make any change in its Certificate of Incorporation, By-Laws or similar charter documents; (ii) make any change in its issued or outstanding capital stock, or issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into shares of its capital stock or redeem, purchase or otherwise acquire any shares of their capital stock, or declare any dividends or make any other distribution in respect of their capital stock; (iii) voluntarily incur or assume, whether directly or by way of guarantee or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business; (iv) mortgage, pledge or encumber any material part of its properties or assets, tangible or intangible; (v) sell or transfer any material part of its assets, property or rights, or cancel any material debts or claims;  or (vi) enter into any other agreement, course of action or transaction material to the Company except in the ordinary course of business.

4.2 Undertakings. Seller, Company, and Buyer will use their best efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, and to obtain the satisfaction of the conditions specified in Articles VI and VII, as shall be required in order to enable Seller and Buyer to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.

ARTICLE V CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Buyer may waive:

5.1 Representations, Warranties and Covenants of Seller. Seller shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Seller contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date. Buyer shall have received a certificate executed by or on behalf of Seller, and dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 5.1.

5.2 Further Action. All action (including notifications and filings) that shall be required to be taken by Seller in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

5.3 No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

5.4 Delivery of Shares. Buyer shall have received certificates representing the Shares.

5.5 Resignations. Buyer shall have received the resignations of all the officers and directors of the Company.

ARTICLE VI CONDITIONS TO SELLER'S OBLIGATIONS

The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Seller may waive:

6.1 Representations, Warranties and Covenants of Buyer. Buyer shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as

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though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date. Sellers shall have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the condition set forth in this Section 6.1.

6.2 Further Action. All action (including notifications and filings) that shall be required to be taken by Buyer in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

6.3 No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

ARTICLE VII SURVIVAL AND INDEMNIFICATION

7.1 Survival. The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term. A claim for indemnification by a party against the other under this Article VII for inaccuracy in a representation or warranty or breach of any covenants and agreements contained herein must be asserted in writing and in accordance with Section 7.3 prior to the expiration of the applicable time period referenced above, following which the same shall be barred for all purposes. If written notice of a claim for indemnification is given in accordance with Section 7.3 prior to the expiration of the applicable time period referenced above, then the representation, warranty, covenant, or agreement applicable to such claim shall survive until, but only for purposes of, resolution of such claim.

7.2 Indemnification. Subject to the provisions of Section 7.1, from and after the Closing, the Seller, the Buyer, and the Company, jointly and severally shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the "Indemnified Party") from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, by the party against whom indemnification is sought (the "Indemnifying Party").

7.3 Notice of Claim. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the

Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

7.4 Defense. If the facts giving rise to a right to indemnification arise out of the claim of any third party, or if there is any claim against a third party, the Indemnifying Party may assume the defense or the prosecution thereof, including the employment of counsel, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent which consent shall not be unreasonably withheld. Whether or not the Indemnifying Party does choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifing Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnifications provided hereunder.

ARTICLE VIII TERMINATION PRIOR TO CLOSING

8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(i)

By the mutual written consent of Buyer and the Seller; or

(ii)

By the Buyer in writing if the Closing shall not have occurred on or before June 30, 2014, or such other date to which the Agreement has been extended pursuant to Section 1.2;

(iii)

By either party, against the other, if one or the other, as the case may be, shall (x) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (y) materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within (five) days after the party seeking to terminate has notified the other party of its intent to terminate this Agreement pursuant to this clause.

8.2 Termination of Obligations. Termination of this Agreement pursuant to this Article VIII shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to clause (ii) and (iii) of Section 8.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto resulting from its willful breach of this Agreement.

ARTICLE IX MISCELLANEOUS

9.1 Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that the Buyer may, at its election and without the prior written consent of Sellers, assign this Agreement to any affiliate of Buyer so long as the representations and warranties of Buyer made herein are equally true of such assignee. If this Agreement is assigned with such

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consent or pursuant to such exceptions, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights or obligations hereof shall relieve any party of its obligations under this Agreement. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

9.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

9.5 No Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

9.6 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by them or on their own behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

9.7 Notices. Any notice, request, instruction or other document (each, a "notice") to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

if to the Company to:	Golden Spring Limited G/F, Tak Cheong Building, 29 Canal Road, Causeway Bay, Hong Kong

if to Seller to:	Jacou Koon 213 Kam Tsin Wai, The Scenicwoods, House 10, G/F, N.T., Hong Kong

If to Buyer to:	Portcullis TrustNet Chambers P.O. Box 3444, Road Town Tortola, British Virgin Islands

9.8 Further Assurances. From and after the Closing Date, each party, at the request of the other party and at the requesting party's expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in Buyer and otherwise enable Buyer and Seller to enjoy the respective benefits contemplated by this Agreement.

9.9 Governing Law. The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the Laws of Hong Kong, without giving effect to the principles of conflicts of law thereof.

9.10 Specific Performance. Buyer on the one hand, and Seller, on the other hand, each acknowledge that the other will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by it of any of its covenants or agreements which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of such covenants and agreements, Seller or Buyer, as the case may be, shall have the right to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, the other's covenants or agreements contained in this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

COMPANY:

GOLDEN SPRING LIMITED

         \s\  Jacou Koon

By:

Jacou Koon, Director

BUYER:

HIPPO LACE LIMITED

\s\ Cheung Sing

By:

  _________________________________

Cheung Sing, Diirector

SELLER:

          \s\  Jacou Koon

  _____________________________________

Jacou Koon